UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Bioanalytical Systems, Inc. (the “Company”) on March 18, 2013 (the “Original 8-K”). The Original 8-K was filed to, among other things, report the results of the matters submitted to a vote at the 2013 Annual Meeting of Shareholders held on March 14, 2013 (the “2013 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of the shareholder advisory (non-binding) vote on executive compensation. Except for the forgoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company is filing this Amendment to the Original 8-K to report that, consistent with the voting results at the 2013 Annual Meeting, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: May 14, 2013	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President, Chief Executive Officer